Avanex announces Q1 revenues of $7.2 million

October 22, 2001

FREMONT, Calif. -- Avanex Corporation (Nasdaq: AVNX), pioneer of photonic processors that enable next generation optical networks, today reported first quarter results for its fiscal year 2002, which ended September 30, 2001.

Avanex President and Chief Executive Officer Paul Engle said, "Capital spending by telecommunication carriers continues to be soft. While we see no change in the environment in the near term, we remain optimistic about the long-term potential of this industry. In the interim, we continue to make progress on three strategic areas: proactively managing our costs, improving our operating effectiveness, and increasing the value and range of the product and technology solutions we bring to the market through investments in research and development."

"Avanex is executing on its strategy of developing next generation optical products and technologies for both metro and long haul systems that lower costs, improve functionality and increase bandwidth. As a leader in photonics, we are aggressively committed to increasing our product portfolio. For example, today we announced a definitive agreement for the acquisition of LambdaFlex, a developer of technologies for dynamic optical networks."

In addition, we have implemented spending reduction initiatives to improve our financial outlook. Avanex's cost cutting strategy reduced operating expenses by almost 30%, on a pro-forma basis, in the first quarter of fiscal 2002 from the prior quarter. We continue to focus on lowering our operating break-even point. These efforts have helped us to maintain our strong balance sheet, which includes more than $200 million in cash and securities."

"We also continue to install new management processes that increase our operating effectiveness and efficiency within our core functions, including sales and marketing, manufacturing and quality, and research and development. We remain committed to build Avanex into a world-class company," said Engle.

Financial Results

Avanex's net revenues for the first quarter of fiscal 2002 ended September 30, 2001 were $7.2 million. This was a decrease of $27.6 million over the Company's revenues of $34.8 million for the first quarter of fiscal 2001 ended September 30, 2000. The Company reported revenues of $18.2 million in the fourth quarter of fiscal year 2001.

Pro forma net loss for the first quarter of fiscal 2002 was $6.8 million, or $0.11 per share excluding charges for amortization of deferred stock compensation, excess inventory, restructuring activities, in-process research and development and amortization of intangibles. This compared with a pro forma net income of $2.3 million, or $0.03 per share for the prior year's first quarter. The Company reported pro forma net loss of $1.6 million, or $0.03 per share in the fourth quarter of fiscal year 2001 ended June 30, 2001.

Net loss for the first quarter of fiscal 2002 including charges for amortization of deferred stock compensation, excess inventory, restructuring activities, in-process research and development and amortization of intangibles was $21.0 million or $0.34 per share. This compared to a net loss of $25.3 million or $0.46 per share for the same period in the prior year. A net provision for excess inventory of $2.9 million was recorded in the first quarter due to a significant drop in customer demand. Net loss was $49.3 million or $0.82 per share loss in the fourth quarter of fiscal 2001 ended June 30, 2001.

LambdaFlex Acquisition

Avanex today announced it had executed a definitive agreement for the acquisition of LambdaFlex, a developer of intelligent optical modules for increased network flexibility. Terms of the agreement were not disclosed.

According to Avanex's Founder and Chief Technology Officer Dr. Simon Cao, "The acquisition of LambdaFlex enables us to strengthen our product portfolio in wavelength management solutions for the metro market, and adaptive wavelength equalization for the long-haul and ultra-long-haul markets. At the same time, we are acquiring proven expertise in the design and application of innovative optical modules and sub-systems."

"We view this acquisition as a valuable addition to Avanex's vision of delivering next generation products to systems integrators and carriers. LambdaFlex's technology is a critical piece in the design of intelligent optical networks. We are very excited about the potential," said Cao.

Outlook

The Company noted that given the lack of visibility within the marketplace, it would not provide guidance for its outlook on fiscal 2002 at this time.

Conference Call

Avanex will host a conference call scheduled today, October 22, at 4:30 p.m. EDT. The number for the conference call is 877-915-2769. The password is "Photonics." A replay of the conference call will be available through October 28, 2001, at 800-385-2546.

About Avanex

Avanex designs, manufactures and markets photonic processors for the communications industry. Avanex's photonic processors offer communications service providers and optical systems manufacturers greater levels of performance and miniaturization, reduced complexity and increased cost-effectiveness as compared to current alternatives. Avanex was incorporated in 1997 and is headquartered in Fremont, Calif. In addition to a development and manufacturing facility in Fremont, the Company also maintains The Photonics Center in Richardson, Texas.

To learn more about Avanex, visit its web site at: www.avanex.com.

Forward-looking Statements

This press release contains forward-looking statements including forward-looking statements regarding the Company's ability to achieve anticipated cost reductions and increase cash flow, and the Company's ability to increase efficiencies in its sales, marketing and development operations. Actual results could differ materially from those projected in the forward-looking statements. Factors that could cause actual results to differ include general economic conditions, the pace of spending and timing of economic recovery in the telecommunications industry and in particular the optical networks industry, the Company's inability to sufficiently anticipate market needs and develop products and product enhancements that achieve market acceptance, higher than anticipated expenses the Company may incur in future quarters or the inability to identify or reduce expenses which can be eliminated, and the impact of the Company's restructuring on its ability to achieve increased efficiencies in its operations. In addition, please refer to the risk factors contained in the Company's SEC filings including its most recently 10-Q filed with the SEC on February 15, 2001.

Avanex undertakes no obligation to publicly release the result of any revisions to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contact Information:

Media

Tony Florence
Phone: 510-897-4162
Fax: 510-979-0189
e-mail: tony_florence@avanex.com

Investor Relations

Mark Weinswig
Phone: 510-897-4344
Fax: 510-897-4345
e-mail: mark_weinswig@avanex.com

AVANEX CORPORATION

Pro forma Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

                                             Three Months Ended
                                                September 30,
                                          --------------------------
                                              2001          2000
                                          ------------  ------------
Net revenue............................. $      7,178  $     34,767
Cost of revenue.........................        6,556        19,255
                                          ------------  ------------
Gross profit............................          622        15,512

Operating expenses:
  Research and development..............        5,782         8,165
  Sales and marketing...................        1,469         3,965
  General and administrative............        1,804         2,906
                                          ------------  ------------
    Total operating expenses............        9,055        15,036
                                          ------------  ------------
Income (loss) from operations...........       (8,433)          476
Other income, net.......................        1,607         3,415
                                          ------------  ------------
Income (loss) before income taxes.......       (6,826)        3,891
Income taxes ...........................          --          1,556
                                          ------------  ------------
Net income (loss)....................... $     (6,826) $      2,335
                                          ============  ============

Basic net income (loss)
  per common share...................... $      (0.11) $       0.04
                                          ============  ============
Weighted-average shares
  used in computing basic
  net income (loss) per
  common share..........................       61,244        54,841
                                          ============  ============

Diluted net income (loss)
  per common share...................... $      (0.11) $       0.03
                                          ============  ============
Weighted-average shares
  used in computing diluted
  net income (loss) per
  common share..........................       61,244        68,359
                                          ============  ============

AVANEX CORPORATION

Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

                                                        September 30,    June 30,
                                                            2001          2001
                                                        ------------  ------------
Assets
Current assets:
  Cash and cash equivalents........................... $     89,702  $     79,313
  Short-term investments..............................      105,568       125,278
  Accounts receivable, net............................        2,778        13,977
  Inventories.........................................        2,952         6,451
  Other current assets................................        1,034           877
                                                        ------------  ------------
    Total current assets..............................      202,034       225,896
Long-term investments.................................       22,441        16,462
Property and equipment, net...........................       25,212        25,864
Intangibles, net......................................       40,105        42,724
Other assets..........................................          652           643
                                                        ------------  ------------
        Total assets.................................. $    290,444  $    311,589
                                                        ============  ============

Liabilities and stockholders' equity
Current liabilities:
  Short-term borrowings............................... $     10,545  $      6,488
  Accounts payable....................................        6,045        13,506
  Current portion of accrued restructuring charge.....        4,281         7,333
  Other accrued expenses..............................        6,102         6,563
  Accrued warranty....................................        5,580         5,589
  Current portion of long-term obligations ...........        5,448         5,060
  Accrued compensation and related expenses...........        3,626         4,756
  Deferred revenue....................................          636         1,948
                                                        ------------  ------------
    Total current liabilities.........................       42,263        51,243

Long-term obligations.................................       11,771        12,527
Accrued restructuring charges.........................        2,243         2,465
                                                        ------------  ------------
    Total  liabilities................................       56,277        66,235

Stockholders' equity :
  Common stock........................................           67            65
  Additional paid-in capital..........................      491,064       489,204
  Notes receivable from stockholders..................       (1,646)       (2,048)
  Deferred compensation...............................      (25,301)      (32,818)
  Accumulated deficit.................................     (230,017)     (209,049)
                                                        ------------  ------------
    Total stockholders' equity........................      234,167       245,354
                                                        ------------  ------------

        Total liabilities and stockholders' equity.... $    290,444  $    311,589
                                                        ============  ============

AVANEX CORPORATION

Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

                                             Three Months Ended
                                                September 30,
                                          --------------------------
                                              2001          2000
                                          ------------  ------------
Net revenue............................. $      7,178  $     34,767
Cost of revenue.........................        9,471        19,255
                                          ------------  ------------
Gross profit (loss).....................       (2,293)       15,512

Operating expenses:
  Research and development..............        5,782         8,165
  Sales and marketing...................        1,469         3,965
  General and administrative............        1,804         2,906
  Stock compensation....................        8,939        21,141
  In-process research and development...          --          4,700
  Amortization of intangibles...........        2,619         1,798
  Restructuring charge..................         (331)          --
                                          ------------  ------------
    Total operating expenses............       20,282        42,675
                                          ------------  ------------
Loss from operations....................      (22,575)      (27,163)
Other income, net.......................        1,607         3,415
                                          ------------  ------------
Loss before income taxes................      (20,968)      (23,748)
Income taxes ...........................          --          1,556
                                          ------------  ------------
Net loss................................ $    (20,968) $    (25,304)
                                          ============  ============

Basic and diluted net loss
  per common share...................... $      (0.34) $      (0.46)
                                          ============  ============
Weighted-average shares
  used in computing basic
  and diluted net loss per
  common share..........................       61,244        54,841
                                          ============  ============